NEWS RELEASE

       Voice Mobility International Inc. Announces Executive Appointment
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        Maximizer Software Co-Founder Joins Voice Mobility as President

     VANCOUVER,  December 20, 1999 --- Voice Mobility International,  Inc. (NQB:
VMII), a leading software developer of Internet-based, unified messaging systems, today announced the appointment of Tom O'Flaherty, a veteran software technology executive, as President.

     In a career which has spanned more than 30 years in technology businesses, Mr. O'Flaherty is best known as the founder of Maximizer contact management software. Maximizer was acquired in 1993 by Modatech Systems Inc., a sales force automation software company which subsequently named him President and Chief Executive Officer. Prior thereto, he co-founded Bedford Software Limited, a small business accounting software developer which was acquired by Computer Associates in 1989. Most recently, Mr. O'Flaherty was a principal with Ernst & Young and Leader of the High Technology Practice in Vancouver, a position he held for four years. He currently serves on a number of technology-related boards and committees.

     "New technology concepts present unique marketing challenges," commented Tom O'Flaherty. "My experience in successfully positioning early stage companies, building teams and marketing new product ideas seems particularly relevant to Voice Mobility as unified messaging prepares to take its place as a service that millions will demand. I look forward to taking on this challenge and helping Voice Mobility capture market share," he added.

     "Tom's appointment is a tremendous win for our company and its shareholders," said Jay Hutton, Voice Mobility's Chief Executive Officer. "I look forward to having his strategic input in crafting and achieving our corporate goals," he added.

     Voice Mobility is a Vancouver-based unified messaging software company focussed on convergent technology. With unified messaging, voicemail, faxes and Email can be reviewed, stored and managed using a personal computer, a wireless device or the telephone. Voice Mobility markets its e-go(tm) software to telephone companies, Internet Service Providers, Competitive Local Exchange
Carriers (CLECs), Application Service Providers (ASPs) and wireless communications providers for resale to the consumer.

For further information:
Jay Hutton, Chief Executive Officer, Voice Mobility International, Inc. 604-482-0000
www.voicemobility.com

Media Contact
Marlene Yip, Voice Mobility International, Inc.
604-482-0016

Investor Relations
Canada: 888-266-7897
United States: 888 266-7191
Investors@voicemobility.com